Exhibit 10.3
OXFORD RESOURCE PARTNERS, LP
AMENDED AND RESTATED
LONG-TERM INCENTIVE PLAN
     SECTION 1. Original Adoption, Restatement and Purpose.
     (a) The Oxford Resource Partners, LP Long-Term Incentive Plan (the “Original Plan”) was adopted on November 29, 2007 by Oxford Resources GP, LLC, a Delaware limited liability company (the “Company”), the general partner of Oxford Resource Partners, LP, a Delaware limited partnership (the “Partnership”).
     (b) The Original Plan is hereby amended and restated effective as of the Restatement Date (as defined in Section 9) as the Oxford Resource Partners, LP Amended and Restated Long-Term Incentive Plan (the “Plan”).
     (c) The Plan is intended to promote the interests of the Partnership and its Affiliates by providing to Employees, Consultants and Directors of the Partnership, the Company and their Affiliates incentive compensation awards that are based on equity units of the Partnership to encourage exemplary performance by them. The Plan is also contemplated to enhance the ability of the Partnership, the Company and their Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Partnership and its Affiliates, and to encourage such individuals to devote their best efforts to advancing the business of the Partnership and its Affiliates.
     SECTION 2. Definitions.
     As used in the Plan, the following terms shall have the meanings set forth below:
     “Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question. As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise. Except where the language used herein clearly indicates the Person or Persons with respect to whom an Affiliate or Affiliates is or are an Affiliate or Affiliates (e.g., “an Affiliate of the Company or the Partnership” or “the Partnership and its Affiliates”), whenever the term Affiliate or Affiliates is used herein in combination with another Person or Persons (e.g., “the Company and all Affiliates,” “the Company or any Affiliate,” “the Company, the Partnership or any Affiliate” or “the Company, the Partnership, an Affiliate or any other Person”), the term Affiliate or Affiliates shall be deemed to mean the Affiliate or Affiliates of all Persons who appear before it in the combination (in the immediately preceding parenthetical examples, the Persons in each combination who are identified by underlining).

     “Award” means an Option, Unit Appreciation Right (or UAR), Restricted Unit, Phantom Unit, Other Unit-Based Award, Unit Award or Replacement Award granted under the Plan, and shall also include any tandem Distribution Equivalent Right (or DER) granted with respect to any Award.
     “Award Agreement” means the written or electronic agreement by which any Award shall be evidenced.
     “Board” means the Board of Directors of the Company.
     “Change of Control” means, and shall be deemed to have occurred upon the occurrence of, one or more of the following events:
     (i) any “Person” or “group” within the meaning of those terms as used in Sections 13(d) and 14(d)(2) of the Exchange Act, other than an Affiliate of the Company or the Partnership, shall become the beneficial owner, by way of merger, consolidation, recapitalization, reorganization or otherwise, of 50% or more of the combined voting power of the equity interests in the Company or the Partnership;
     (ii) the limited partners of the Partnership approve, in one or a series of transactions, a plan of complete liquidation of the Partnership;
     (iii) the sale, lease or other disposition by either the Company or the Partnership of all or substantially all of its assets in one or more transactions to any Person other than the Company, the Partnership or an Affiliate; or
     (iv) a transaction resulting in a Person other than the Company or an Affiliate being the general partner of the Partnership.
     Notwithstanding the foregoing, the Committee may elect in any Award Agreement to specify a different definition of “Change of Control” for purposes of complying with Section 409A of the Code or for any other reason as deemed appropriate by the Committee.
     Further, and notwithstanding the foregoing, for purposes of determining whether the vesting of any Award accelerates, “Change of Control” shall not include a Partnership IPO.
     “Code” means the Internal Revenue Code of 1986, as amended.
     “Committee” means the Board, except that it shall mean such committee as is appointed by the Board if, from and after such time as and to the extent that the Board appoints such a committee comprised solely of two or more “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the Exchange Act) to administer the Plan.
     “Consultant” means an independent contractor, other than a Director, who performs services for the benefit of the Company, the Partnership or an Affiliate.
     “Director” means a member of the Board or a board of directors of an Affiliate of the Partnership who is not an Employee or a Consultant.

     “Disability” means, with respect to a Participant, unless provided otherwise in the Award Agreement with the Participant, an illness or injury that entitles the Participant to benefits under a long-term disability plan or policy of the Company or an Affiliate, or, if no such plan or policy is then in existence or the Participant is not eligible to participate in such plan or policy, that causes the Participant, because of a physical or mental condition resulting from bodily injury, disease or mental disorder, to be unable to perform the duties of his or her employment for a period of six (6) continuous months, as determined in good faith by the Committee.
     “Distribution Equivalent Right” or “DER” means a contingent right, granted in tandem with a specific Phantom Unit, to receive with respect to a Phantom Unit subject to an Award an amount in cash, Restricted Units and/or Phantom Units equal to the cash distributions made by the Partnership with respect to a Unit during the period such contingent right is outstanding.
     “Employee” means any employee of the Company, the Partnership or an Affiliate who performs services for the benefit of the Company, the Partnership or an Affiliate.
     “Exchange Act” means the Securities Exchange Act of 1934, as amended.
     “Fair Market Value” means the closing sales price of a Unit on the principal national securities exchange or other market in which trading in Units occurs on the applicable date (or if there is no trading in Units on such date, on the next preceding date on which there was trading) as reported in The Wall Street Journal (or such other reporting service approved by the Committee). If Units are not traded on a national securities exchange or other market at the time a determination of fair market value is required to be made hereunder, the determination of fair market value shall be made in good faith by the Committee. Notwithstanding the foregoing, with respect to any Award granted on the effective date of a Partnership IPO, Fair Market Value on such date shall mean the initial offering price per Unit as stated on the cover page of the Form S-1 Registration Statement for such offering.
     “Option” means an option to purchase Units granted under the Plan.
     “Other Unit-Based Award” means any Award granted pursuant to Section 6(d).
     “Participant” means any Employee, Consultant or Director granted any Award under the Plan.
     “Partnership IPO” means an initial public offering of the Partnership’s equity securities that is registered under the Securities Act of 1933.
     “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, governmental agency or political subdivision thereof or other entity.
     “Phantom Unit” means a notional unit granted under the Plan that upon vesting entitles the Participant to receive a Unit or an amount of cash equal to the Fair Market Value of a Unit at the time of vesting as determined by the Committee in its discretion.
     “Replacement Award” means any Award granted pursuant to Section 6(e).

     “Restricted Period” means the period established by the Committee with respect to any Award during which the Award remains subject to forfeiture and either is not exercisable by the Participant or is not payable to the Participant, as the case may be.
     “Restricted Unit” means a Unit granted under the Plan that is subject to a Restricted Period.
     “Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.
     “SEC” means the Securities and Exchange Commission, or any successor thereto.
     “Unit” means a Class A common unit of the Partnership, or following a Partnership IPO common units of the type issued to and held by the public unitholders of the Partnership.
     “Unit Appreciation Right” or “UAR” means a contingent right that entitles the holder to receive all or part of the excess of the Fair Market Value of a Unit on the exercise date of such contingent right over the exercise price of such contingent right. Such excess shall be paid in cash, Units or any combination thereof, as determined by the Committee in its discretion.
     “Unit Award” means a grant of a Unit that is not subject to a Restricted Period.
     “Unit Distribution Right” or “UDR” means the right to receive distributions made by the Partnership with respect to a Restricted Unit.
     SECTION 3. Administration.
     (a) Governance. The Plan shall be administered by the Committee. A majority of the members of the Committee shall constitute a quorum, and the acts of the members of the Committee who are present at any meeting thereof at which a quorum is present, or acts unanimously approved by the members of the Committee in writing, shall be the acts of the Committee.
     (b) Delegation. Subject to applicable law and the following, the Committee, in its sole discretion, may delegate any or all of its powers and duties under the Plan, including the power to grant Awards under the Plan, to the Chief Executive Officer of the Company, subject to such limitations on such delegated powers and duties as the Committee may impose, if any. Upon any such delegation, all references in the Plan to the “Committee,” other than in Section 7, shall be deemed to include the Chief Executive Officer; provided, however, that such delegation shall not limit the Chief Executive Officer’s right to receive Awards under the Plan. Notwithstanding the foregoing, the Chief Executive Officer may not grant Awards to, or take any action with respect to any Award previously granted to, a Person who is an officer subject to Rule 16b-3 or a member of the Board.
     (c) Authority and Powers. Subject to applicable law and the terms of the Plan, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate a Participant; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by any Award; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances any Award may be vested, settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to any Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time (including after the grant of the Award) and shall be final, conclusive, and binding upon all Persons, including the Company, the Partnership, any Affiliate, any Participant, and any beneficiary of any Participant.
     SECTION 4. Units.
     (a) Limits on Units Deliverable Under Awards. Subject to adjustment as provided in Section 4(c), the aggregate number of Units that may be delivered with respect to Awards under the Plan shall be (i) until and up to a Partnership IPO, 329,102 Units (which subsumes and includes the 181,348 Units authorized under the Plan as of immediately prior to the amendment and restatement of the Plan as of the Restatement Date), and (ii) from and after a Partnership IPO, that greater number of Units (which will subsume and thus include all Units described in clause (i) above, as adjusted to give effect to any split in the Units effected in connection with the IPO) as is equal to ten percent (10%) of the aggregate number of common units and subordinated units that will be issued and outstanding immediately following the closing of such Partnership IPO. (For the avoidance of doubt, the numbers of Units referenced in clause (i) of the preceding sentence are the numbers of Units of the Partnership as determined before giving effect to any split in the Units effected in connection with the IPO.) If any Award is forfeited, cancelled, exercised, paid, or otherwise terminates or expires without the actual delivery of Units pursuant to such Award or Units are withheld from such an Award to satisfy the exercise price or employer’s tax withholding obligations with respect to such Award (the grant of Restricted Units is not a delivery of Units for this purpose), the Units that were subject to such Award shall again be available for new Awards granted under the Plan. There shall not be any limitation on the number of Awards that may be paid or settled in cash.
     (b) Sources of Units Deliverable Under Awards. Any Units delivered pursuant to Awards shall consist, in whole or in part, of Units newly issued by the Partnership, Units acquired by the Company in the open market, Units acquired by the Company from any Affiliate of the Partnership or from any other Person, or Units available through any combination of the foregoing, as determined by the Committee in its discretion.
     (c) Anti-dilution Adjustments. With respect to any “equity restructuring” event that could result in an additional compensation expense to the Partnership pursuant to the provisions of Statement of Financial Accounting Standards No. 123(R), codified as “FASB ASC Topic 718-Stock Compensation” (“FAS 123R”) if adjustments to Awards with respect to such event were discretionary, the Committee shall equitably adjust the number and type of Units covered by each outstanding Award and the terms and conditions, including the exercise price and performance criteria (if any), of such Award to reflect such restructuring event and shall adjust the number and type of Units (or other securities or property) with respect to which Awards may be granted under the Plan after such event. With respect to any other similar event that would not result in a FAS 123R accounting charge if the adjustment to Awards with respect to such event were subject to discretionary action, the Committee shall have complete discretion to adjust Awards in such manner as it deems appropriate with respect to such other event.
     SECTION 5. Eligibility.
     Any Employee, Consultant or Director shall be eligible to be designated by the Committee as a Participant and receive Awards under the Plan.
     SECTION 6. Awards.
     (a) Options and UARs. The Committee shall have the authority to determine the Employees, Consultants and Directors designated as Participants to whom Options and UARs shall be granted, the number of Units to be covered by each Option or UAR, the exercise price therefor, the Restricted Period therefor, and the conditions and limitations applicable to the exercise of such Option or UAR, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.
     (i) Exercise Price. The exercise price per Unit purchasable under an Option or subject to a UAR shall be determined by the Committee at the time the Option or UAR is granted and, except with respect to a Replacement Award, may not be less than the Fair Market Value of a Unit as of the date of grant of the Option or UAR.
     (ii) Time and Method of Exercise. The Committee shall determine the exercise terms and Restricted Period with respect to an Option or UAR grant, which may include without limitation (A) accelerated vesting upon death or Disability of a Participant, a Change of Control, the achievement of specified performance goals or such other events as the Committee may provide, and (B) the method or methods by which payment of the exercise price with respect to an Option may be made or deemed to have been made, which may include without limitation cash, a check acceptable to the Committee, withholding (netting) Units from the payment of the Award, a “cashless-broker” exercise through procedures approved by the Committee, or any combination of the above methods.
     (iii) Forfeitures. Except as otherwise provided in the terms of an applicable Award Agreement, upon termination of a Participant’s employment as an Employee or service as a Consultant or Director with the Company, the Partnership and their Affiliates, whichever is applicable, for any reason during the applicable Restricted Period, all unvested Options and UARs shall be forfeited by the Participant. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s unvested Options and/or UARs.

     (b) Restricted Units and Phantom Units. The Committee shall have the authority to determine the Employees, Consultants and Directors designated as Participants to whom Restricted Units and Phantom Units shall be granted, the number of Restricted Units or Phantom Units to be granted to each such Participant, the Restricted Period therefor, the conditions under which the Restricted Units or Phantom Units may become vested or forfeited, and such other terms and conditions as the Committee may establish with respect to such Awards, which may include without limitation a provision for accelerated vesting upon the death or Disability of a Participant, a Change of Control, the achievement of specified performance goals or such other events as the Committee may provide.
     (i) DERs with Phantom Units. If and to the extent provided by the Committee in its discretion, a grant of Phantom Units may include a grant of tandem DERs, which may provide that such DERs shall be paid directly to the Participant at the time of distribution with respect to a Unit, be credited to a bookkeeping account (a “DER Account”), with or without interest in the discretion of the Committee, be “reinvested” in Restricted Units or additional Phantom Units and be subject to the same or different vesting restrictions as the tandem Phantom Units, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. DERs shall be credited to a Participant’s DER Account at the time of the corresponding distribution with respect to a Unit. Absent any such provisions with respect to DERs in an Award Agreement, upon a distribution with respect to a Unit, cash equal in value to such Unit distribution shall, with respect to each Phantom Unit then held as to which there is a tandem DER, be paid promptly to the Participant by the Company without vesting or other restrictions.
     (ii) UDRs with Restricted Units. If and to the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that the distributions made by the Partnership pursuant to the UDRs with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Units and, if restricted, such distributions shall be held, without interest, until the Restricted Units vest or are forfeited with the held distributions pursuant to the UDRs being paid or forfeited at the same time, as the case may be. In addition, the Committee may provide that such distributions be used to acquire additional Restricted Units for the Participant. Such additional Restricted Units may be subject to such vesting and other terms as the Committee may prescribe. Absent such a restriction on the UDRs in an Award Agreement, upon a distribution which is payable with respect to the Restricted Units, such distribution shall be paid promptly to the holder of the Restricted Units without vesting or other restrictions.
     (iii) Forfeitures. Except as otherwise provided in the terms of an applicable Award Agreement for Restricted Units or Phantom Units, upon termination of a Participant’s employment as an Employee or service as a Consultant or Director with the Company, the Partnership and Affiliates, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding unvested Restricted Units and Phantom Units awarded to the Participant shall be automatically forfeited on such termination. The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s unvested Restricted Units and/or Phantom Units.

     (iv) Lapse of Restrictions.
     (a) Phantom Units. Upon or as soon as reasonably practicable following the vesting of each Phantom Unit, but not later than 30 days after such vesting unless the Award Agreement therefor specifically provides for a later date, subject to satisfying the tax withholding obligations of Section 8(b), the Participant holding such Phantom Unit shall receive from the Company one Unit or cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion.
     (b) Restricted Units. Upon or as soon as reasonably practicable following the vesting of each Restricted Unit, subject to satisfying the tax withholding obligations of Section 8(b), the Participant holding such Restricted Unit shall have the restrictions removed from his or her Unit certificate so that the Participant then holds an unrestricted Unit.
     (c) Unit Awards. Unit Awards may be granted under the Plan to such Employees, Consultants and Directors who are designated as Participants in such amounts as the Committee, in its discretion, may select. Such Awards may be in addition to, or in satisfaction of, cash compensation, whether base salary, incentive or deferred compensation, compensation for service as a Director or otherwise, due the individual.
     (d) Other Unit-Based Awards. Other Unit-Based Awards may be granted under the Plan to such Employees, Consultants and Directors who are designated as Participants in such amounts as the Committee, in its discretion, may select. An Other Unit-Based Award shall be an Award which is not otherwise an Award provided for in the Plan which is denominated in, valued in or otherwise based on or related to Units, in whole or in part. The Committee shall determine the terms and conditions of any such Other Unit-Based Award. Upon vesting, any Other Unit-Based Award may be paid in cash, Units (including Restricted Units) or any combination thereof as provided in the Award Agreement therefor.
     (e) Replacement Awards. Awards may be granted under the Plan in substitution or replacement for similar equity awards cancelled or forfeited by Participants as a result of a merger, acquisition or transfer of assets transaction or similar transaction involving the Partnership or one of its Affiliates. Such Replacement Awards may have such terms and conditions as the Committee may determine and the exercise price of an Option which is a Replacement Award may be less than the Fair Market Value of a Unit on the date of such substitution or replacement, provided that the terms of any such Replacement Award must be determined in a manner consistent with the requirements of Section 409A of the Code and the regulations thereunder.
     (f) General.
     (i) Awards May Be Granted Separately or Together. Any Award may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company, the Partnership, an Affiliate or any other Person. Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company, the Partnership, an Affiliate or any other Person may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
     (ii) Limits on Transfer of Awards.
     (A) Except as provided in subparagraph (C) below, any Award (e.g., an Option) which is exercisable by a Participant shall be exercisable only by the Participant during the Participant’s lifetime, or by the Person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.
     (B) Except as provided in subparagraph (A) above or (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant (or any permitted transferee or successor holder of the Participant) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company, the Partnership or any Affiliate.
     (C) To the extent specifically provided and approved by the Committee with respect to any Award, the Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities on such terms and conditions as the Committee may from time to time establish.
     (iii) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee, but shall not exceed 10 years.
     (iv) Issuance of Units. The Units acquired or delivered pursuant to any Award may be evidenced in any manner deemed appropriate by the Committee in its sole discretion, including without limitation in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise, subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, or following a Partnership IPO, the rules, regulations, and other requirements of the SEC or any stock exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be inscribed on any such certificates to make appropriate reference to such restrictions.
     (v) Consideration for Grants. Awards may be granted for such consideration, including services, as the Committee shall determine.
     (vi) Delivery of Units or Other Securities and Payment by Participant of Consideration. Notwithstanding anything in the Plan or any Award Agreement to the contrary, delivery of Units pursuant to the exercise or vesting of any Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain Units to deliver pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or securities exchange; provided, however, that, if the Company is unable to deliver the Units by the close of the calendar year in which such Award was exercised or vested, the Company shall pay to the Participant (by the end of such calendar year or such earlier time, if any, as may be required pursuant to any applicable requirements of Section 409A of the Code and the regulations thereunder) in cash the Fair Market Value at the time of payment of the Units that it is unable to deliver. No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including without limitation any exercise price or tax withholding) is received by the Company or an appropriate Affiliate.
     SECTION 7. Amendment and Termination.
     Except to the extent prohibited by applicable law:
     (a) Amendments to Plan. Except as provided in any Award Agreement, or if the Units are publicly traded then as required by the rules of the principal securities exchange on which the Units are traded, and subject to Section 7(b), the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, without the consent of any member, Participant, other holder or beneficiary of any Award, or any other Person. In addition, except in connection with a corporate transaction involving the Company (including, without limitation, any unit dividend, unit split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended without unitholder approval to reduce the exercise price of outstanding Options or UARs or cancel outstanding Options or UARs in exchange for cash, other Awards or Options or UARs with an exercise price that is less than the exercise price of the original Options or UARs. Notwithstanding the foregoing, the Plan may not be terminated with respect to an Award that is subject to Section 409A unless such termination would not result in the Award becoming subject to the additional tax under Section 409A.
     (b) Amendments to Awards. Subject to Section 7(a), the Board or the Committee may waive any conditions or rights under, amend any terms of, or otherwise alter any Award theretofore granted, provided no change, other than pursuant to Section 7(c), in any Award shall materially reduce the vested rights or benefits (as contrasted with a contingent right or benefit) of a Participant (or holder) with respect to an outstanding Award without the consent of the Participant. Notwithstanding anything in the Plan to the contrary, no amendment may be made with respect to an Award without the Participant’s consent that would cause the Participant to incur the additional tax under Section 409A with respect to such Award.
     (c) Actions Upon the Occurrence of Certain Events. Upon the occurrence of a Change of Control, a recapitalization, reorganization, merger, consolidation, combination, exchange or other relevant change in capitalization of or involving the Partnership, any change in applicable law or regulation affecting the Plan or Awards thereunder, or any change in accounting principles affecting the financial statements of the Partnership, the Committee, in its sole discretion, without the consent of any Participant or holder of the Award, and on such terms and conditions as it deems appropriate, may take any one or more of the following actions in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or any outstanding Award:
     (i) provide for either (A) the termination of any Award in exchange for an amount of cash, if any, equal to the amount that would have been attained upon the then exercise or vesting of such Award (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event the Committee determines in good faith that no amount would have been attained upon the then exercise or vesting of such Award, then such Award may be terminated by the Committee without payment) or (B) the replacement of any Award with other rights or property selected by the Committee in its sole discretion;
     (ii) provide that any Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar options, rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests and prices;
     (iii) make adjustments in the number and type of Units (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards or in the terms and conditions (including the exercise price) of, and the vesting and performance criteria included in, outstanding Awards, or both;
     (iv) provide that any Award shall be exercisable or payable, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and
     (v) provide that any Award cannot be exercised or become payable after such event, i.e., that it shall terminate upon such event.
Notwithstanding the foregoing, with respect to an above event that is an “equity restructuring” event that would be result in a compensation expense pursuant to FAS 123R if a discretionary change were made, the provisions in Section 4(c) shall control to the extent they are in conflict with the discretionary provisions of this Section 7(c). However, nothing in this Section 7(c) or Section 4(c) shall be construed as providing any Participant or any beneficiary any rights with respect to the “time value,” “economic opportunity” or “intrinsic value” of any Award or limiting in any manner the Committee’s actions that may be taken with respect to any Award as set forth above in this Section 7 or in Section 4(c).
     SECTION 8. General Provisions.
     (a) No Rights to Award. No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants. The terms and conditions of Awards need not be the same with respect to each Participant.
     (b) Tax Withholding. Unless other arrangements have been made that are acceptable to the Committee, the Company or any applicable Affiliate that is an employer is authorized to withhold from any Award, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, Units that would otherwise be issued pursuant to such Award or other property) of any applicable taxes payable in respect of any grant, exercise, lapse of restrictions, or payment or transfer of or under such Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee to satisfy the tax withholding obligations with respect to such Award.
     (c) No Right to Employment or Service Relationship. The grant of any Award shall not be construed as giving a Participant the right to be retained in the employ of the Company, the Partnership or any Affiliate or to remain on the Board or continue to provide services as a Consultant, as applicable. Further, the Company, the Partnership or an Affiliate may at any time terminate or dismiss a Participant from his or her employment or service relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement or other agreement.
     (d) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.
     (e) Severability. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
     (f) Other Laws. The Committee may refuse to issue or transfer any Units or other consideration under any Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of any principal securities exchange on which the Units are then traded if the Units are then publicly traded, or entitle the Partnership or an Affiliate to recover the same under Section 16(b) of the Exchange Act, and any payment tendered by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.
     (g) No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company or any Affiliate pursuant to any Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any Affiliate.
     (h) No Fractional Units. No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units, whether such fractional Units shall be rounded to whole Units, or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.

     (i) Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
     (j) Facility Payment. Any amounts payable hereunder to any Person under legal disability or who, in the judgment of the Committee, is unable to properly manage his or her financial affairs may be paid to the legal representative of such Person, or may be applied for the benefit of such Person in any manner that the Committee may select, and the Company and all Affiliates shall be relieved of any further liability for payment of such amounts.
     (k) Gender and Number. Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.
     (l) Code Section 409A. The Plan and all Award Agreements are intended to comply with Section 409A of the Code, to the extent applicable, and shall be construed as necessary to so comply. The provisions of Section 409A and the Treasury regulations thereunder required to be in the Plan or any Award Agreement are hereby incorporated by reference and shall control over any provision in conflict therewith, unless such provision expressly provides to the contrary. If a payment under any Award is subject to the provisions of Section 409A(a)(2)(B)(i) of the Code, such payment shall be delayed to comply with said section of the Code and shall be paid in a lump sum (without interest) on (i) the first day that is more than six months after the Participant’s separation from service date or (ii) his or her death if earlier.
     (m) Participation by Affiliates. To the extent the Partnership has an obligation to reimburse the Company or an Affiliate for compensation paid for services rendered for the benefit of the Partnership, such reimbursements may be made by the Partnership directly or indirectly to the entity employing the Participant.
     SECTION 9. Term of Plan.
     This amendment and restatement of the Plan was approved and adopted by the Board on June 4, 2010, and approved by the partners of the Partnership on June 18, 2010, to be effective on the date of such partners’ approval (the “Restatement Date”). The term of the Plan shall continue until the earliest of (i) the date it is terminated by the Board or the Committee, (ii) all Units available under the Plan have been issued to Participants and/or their beneficiaries, or (iii) the 10th anniversary of the Restatement Date. Unless otherwise expressly provided in the Plan or in any applicable Award Agreement, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award, shall extend beyond such date of termination.
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     IN WITNESS WHEREOF, the Company has caused the Plan to be executed, effective as of the Restatement Date, by its President and Chief Executive Officer pursuant to action taken by the Board.

OXFORD RESOURCES GP, LLC
By:	/s/ Charles C. Ungurean
Charles C. Ungurean
President and Chief Executive Officer

ATTEST:
By:	/s/ Michael B. Gardner
Michael B. Gardner, Secretary

Signature Page to
Oxford Resource Partners, LP Amended and Restated Long-Term Incentive Plan